Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL 1-22-21 MAISON INSURANCE COMPANY Baton Rouge, Louisiana PROPERTY AGGREGATE EXCESS OF LOSS REINSURANCE CONTRACT _______________________ Certain identified information has been omitted from this exhibit because it is not material and would be competitively harmful if publicly disclosed. Redactions are indicated by [***].

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL 1-22-21 TABLE OF CONTENTS ARTICLE PAGE I BUSINESS COVERED 1 II TERM 1 III SPECIAL TERMINATION AND OTHER REMEDIES 2 IV DEFINITIONS 6 Declaratory Judgment Expense 6 Extra Contractual Obligations/Loss in Excess of Policy Limits 6 Loss Adjustment Expense 7 Loss Occurrence 7 Named Storm 9 Net Earned Premium 9 Policy 9 Ultimate Net Loss 9 V TERRITORY 10 VI EXCLUSIONS 10 VII SPECIAL ACCEPTANCES 12 VIII LIMIT AND RETENTION 12 IX REINSURANCE PREMIUM 12 X OTHER REINSURANCE 13 XI NET RETAINED LINES 13 XII NOTICE OF LOSS AND LOSS SETTLEMENTS 13 XIII LATE PAYMENTS 14 XIV SALVAGE AND SUBROGATION 15 XV INDEMNIFICATION AND ERRORS AND OMISSIONS 15 XVI LIABILITY OF THE REINSURER 16 XVII ENTIRE AGREEMENT 16 XVIII OFFSET 16 XIX CURRENCY 17 XX TAXES 17 XXI FEDERAL EXCISE TAX 17 XXII RESERVES AND FUNDING 17 XXIII THIRD PARTY RIGHTS 20 XXIV SEVERABILITY 20 XXV GOVERNING LAW 20

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL 1-22-21 XVI ACCESS TO RECORDS 20 XXVII CONFIDENTIALITY 22 XXVIII INSOLVENCY 23 XXIX ARBITRATION 24 XXX SERVICE OF SUIT 25 XXXI MODE OF EXECUTION 26 XXXII SANCTIONS 27 XXXIII NON-WAIVER 27 XXXIV INTERMEDIARY 27 Nuclear Incident Exclusion Clause - Physical Damage-Reinsurance - U.S.A. Pools, Associations & Syndicates Exclusion Clause Terrorism Exclusion (Property Treaty Reinsurance) N.M.A. 2930c Mold Exclusion Cyber Loss Limited Exclusion Clause (Property Treaty Reinsurance) No. 1 Limited Communicable Disease Exclusion No. 2 (Property Treaty Reinsurance)

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 1 1-22-21 PROPERTY AGGREGATE EXCESS OF LOSS REINSURANCE CONTRACT (the “Contract”) between MAISON INSURANCE COMPANY Baton Rouge, Louisiana (the “Company”) including any and/or all of the subsidiary or affiliate companies that are now or may hereafter come under the ownership, management and/or control of the Company and THE SUBSCRIBING REINSURER(S) EXECUTING THE INTERESTS AND LIABILITIES AGREEMENT(S) ATTACHED HERETO (the “Reinsurer”) ARTICLE I BUSINESS COVERED This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of loss or losses under Policies classified by the Company as Property business, in force at the inception of this Contract, or written or renewed during the term of this Contract, subject to the terms and conditions hereafter set forth. ARTICLE II TERM A. This Contract shall apply to all losses occurring during the period from January 1, 2021, 12:01 a.m. Central Daylight Saving Time, to January 1, 2022, 12:01 a.m. Central Daylight Saving Time, or until such time as this Contract is terminated in accordance with the provisions of the SPECIAL TERMINATION AND OTHER REMEDIES ARTICLE. B. If this Contract is terminated or expires while a covered loss hereunder is in progress, the Reinsurer’s liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire loss had occurred prior to the termination or expiration of this Contract, provided that no part of such loss is claimed against any renewal or replacement of this Contract. C. Notwithstanding the expiration or termination of the Reinsurer’s participation hereon, the provisions of this Contract shall continue to apply to all obligations and liabilities of the

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 2 1-22-21 parties incurred hereunder until all such obligations and liabilities are fully performed and discharged. ARTICLE III SPECIAL TERMINATION AND OTHER REMEDIES A. The Company may terminate the share of the Reinsurer at any time, either during the term or after the expiration of this Contract, by giving written notice to the Reinsurer in the event the Reinsurer experiences one or more Special Termination Event(s). The effective date of termination shall be the date selected by the Company, which may be a date that is retroactively applied up to a maximum of 90 days prior to the earliest of either the date of public announcement or the date of discovery, as applicable, of the Reinsurer experiencing one or more Special Termination Event(s), subject to the condition that such selected date must be the last day of a calendar month. A “Special Termination Event” shall be deemed to have occurred in the event of any of the following circumstances: 1. A State Insurance Department or other legal authority orders the Reinsurer to cease writing business; 2. The Reinsurer has voluntarily ceased assuming new and renewal reinsurance business for the lines of business covered hereunder; 3. The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; 4. For any period not exceeding 12 months, which commences no earlier than 12 months prior to the inception of this Contract, the Reinsurer’s policyholders’ surplus (or total stamp capacity by managing agent as respects Lloyd’s of London syndicates), as reported in the financial statements of the Reinsurer, has been reduced by 20% or more; 5. The Reinsurer has announced its intention to be, or has become merged with, acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer’s operations previously; 6. The Reinsurer’s A.M. Best Financial Strength Rating has been suspended or withdrawn or has been assigned or downgraded below “A-”; 7. The Reinsurer’s S&P Global Insurance Financial Strength Rating has been suspended or withdrawn or has been assigned or downgraded below “A-” or, as respects Lloyd’s of London, the S&P Global Rating of the Lloyd’s Market has been suspended or withdrawn or has been assigned or downgraded below “A-”; 8. The Reinsurer has reinsured its entire liability under this Contract without the Company’s prior written consent;

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 3 1-22-21 9. The Reinsurer has transferred its claims-paying authority under this Contract to an unaffiliated entity or in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity without the Company’s prior written consent. Notwithstanding the foregoing, the transfer of claims-paying authority or administration to a third party, where the Reinsurer maintains control over claims settlement decisions, shall not constitute a transfer of its claims-paying authority for purposes of this subparagraph and agreement by a Lloyd’s syndicate to follow claim settlements procedures under Lloyd’s 2006 Claims Settlement Scheme or agreement by an International Underwriting Association of London company to follow IUA Claims Agreement practices shall not constitute a transfer of its claims- paying authority, for purposes of this subparagraph; 10. The Reinsurer has failed to comply with the funding requirements set forth in the RESERVES AND FUNDING ARTICLE; or 11. The Reinsurer, directly or through the actions of a parent company or an affiliated entity, has invoked any statute, legislation, or jurisprudence that purports to enable the Reinsurer to: a. Require the Company to settle its claims liabilities, including but not limited to any estimated or undetermined claims liabilities under this Contract, on an accelerated basis. This does not include any attempt to enforce a settlement of claims liabilities under a commutation process to which the parties have agreed; or b. Novate its liabilities under this Contract to a third party without the Company’s prior written consent. Unless it is prohibited by law from doing so, immediately upon the Reinsurer’s knowledge of a Special Termination Event, the Reinsurer must notify the Company of such event in writing, by electronic mail, certified mail, or a nationally or internationally recognized delivery service. B. Where a Special Termination Event has taken place and after giving the Reinsurer prior written notice by electronic mail, certified mail, or by a nationally or internationally recognized delivery service, the Company may invoke any one or a combination of the following: 1. The Company may terminate or reduce the Reinsurer’s share hereunder effective at any time following the Reinsurer’s receipt of the written notice. In such event, the entire liability of the Reinsurer for losses subsequent to the date of termination shall cease concurrently with the date of termination. Upon such termination, the Reinsurer shall refund to the Company the unearned portion of the reinsurance premium paid to it hereon (calculated on a pro rata expiration basis) and any minimum premium hereon shall be waived. 2. The Company may require the Reinsurer to fund its share of outstanding loss and Loss Adjustment Expense reserves, reserves for losses and Loss Adjustment Expense incurred but not reported to the Company (IBNR as determined by the Company),

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 4 1-22-21 and any other balances or financial obligations. Within 30 days of the Company’s written request to fund, the Reinsurer shall render the requested funding (less any such amounts already funded pursuant to the provisions of the RESERVES AND FUNDING ARTICLE) to the Company by means of one of the methods of funding described in the RESERVES AND FUNDING ARTICLE. The Company and the Reinsurer may mutually agree on alternative methods of funding or the use of a combination of methods. The Company may draw upon such funding in accordance with the provisions of the RESERVES AND FUNDING ARTICLE. Within 60 days following each subsequent calendar quarter, the Company may prepare and forward to the Reinsurer a statement of the Reinsurer’s current funding obligation under this subparagraph. Where such amount exceeds the balance of funding already rendered by the Reinsurer, the Reinsurer shall, within 30 days of its receipt of such statement, increase the amount of funding available to the current, reported level. If, however, the statement shows that the Reinsurer’s current funding obligation is less than the balance of funding as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess funding by making the appropriate adjustment. This funding option is available to the Company at any time there remain any outstanding liabilities of the Reinsurer. 3. The Company may require that the Reinsurer commute all present and future liabilities under this Contract in return for a full and final release of all such liabilities. If the Company and Reinsurer cannot agree on the capitalized value of the Reinsurer’s liabilities, they shall appoint an independent actuary. If the Company and Reinsurer cannot agree on an actuary, the Company and the Reinsurer shall each nominate three individuals, of whom the other shall decline two, and the final decision shall be made by drawing lots. All the actuaries selected shall be disinterested in the outcome of the commutation and shall be Fellows of the Casualty Actuarial Society. The decision in writing of the appointed actuary, when filed with the parties hereto, shall be final and binding on both parties. The expense of the actuary and of the actuarial calculation shall be equally divided between the two parties. Said actuarial calculation shall take place in a location chosen by the Company. This commutation option is available to the Company at any time there remain any outstanding liabilities of the Reinsurer. Until the final resolution of any such commutation, settlements of amounts due hereunder shall continue in accordance with the terms of this Contract. C. The Company may revoke its notice hereunder, prior to the date of termination, without prejudice to reinstitute later if it so chooses. D. The Company, at its sole option, may classify the Reinsurer as a “Run-off Reinsurer,” where said Reinsurer experiences one or more of the Special Termination Events set forth in subparagraphs 1, 2, 3, 8, and 9 under paragraph A above. Notwithstanding any other provision of this Contract, in the event that a Reinsurer becomes classified by the Company as a Run-off Reinsurer at any time, the Company may elect, by giving written notice to the Run-off Reinsurer at any time thereafter, that all or any of the following shall apply to the Run-off Reinsurer’s share hereunder:

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 5 1-22-21 1. If payment of any claim has been received from the Reinsurers constituting at least 70% of the interests and liabilities of all the Reinsurers that participated on this Contract and are active as of the due date, it being understood that said date shall not be later than 90 days from the date of transmittal by the intermediary of the initial billing for each such payment, the Run-off Reinsurer shall be estopped from denying such claim and must pay within 10 days following transmittal to the Run-off Reinsurer of written notification of such payments. For purposes of this subparagraph, a Reinsurer shall be deemed to be active if it is not a Run-off Reinsurer. 2. The interest penalty specified in the LATE PAYMENTS ARTICLE shall be increased by 0.5% for each 30 days that the payment is past due, subject to a maximum increase of 7.0%. 3. In the event that either party demands arbitration of a dispute between the Company and the Run-off Reinsurer, and the amount in dispute is less than $250,000, unless the arbitration notice includes a demand for rescission of this Contract, notwithstanding the terms of the ARBITRATION ARTICLE, the dispute shall be resolved by a sole arbitrator and the following procedures shall apply: a. The sole arbitrator shall be chosen by mutual agreement of the parties within 15 business days after the demand for arbitration. If the parties have not chosen an arbitrator within the 15 business days after receipt of the arbitration notice, the arbitrator shall be chosen in accordance with the Neutral Selection Procedure modified for a single arbitrator, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) and in force on the date the arbitration is demanded. The nominated arbitrator must be available to read any written submissions and hear testimony within 60 days of being chosen. b. Within 10 business days after the arbitrator has been appointed, the parties shall be notified of deadlines for the submission of briefs and documentary evidence, as determined by the arbitrator. There shall be no discovery or hearing unless the parties agree to engage in limited discovery and/or a hearing. Also, the arbitrator can determine, without the consent of the parties, that a limited hearing is necessary. c. The arbitrator shall render a decision within 10 business days after the later of the date on which briefs are submitted or the end of the limited hearing. The decision of the arbitrator shall be in writing and shall be final and binding on both parties. d. “Business days” mean days that are not a Saturday, Sunday or a U.S. federal holiday. E. The Company’s waiver of any rights provided in this Article is not a waiver of that right or other rights at a later date.

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 6 1-22-21 ARTICLE IV DEFINITIONS The terms set forth below, wherever they appear in this Contract and regardless of whether they appear in a singular or plural form, shall have the meanings given herein: A. Declaratory Judgment Expense “Declaratory Judgment Expense” shall mean all expenses incurred by the Company in connection with a declaratory judgment action brought to determine the Company’s defense and/or indemnification obligations that are allocable to a specific claim subject to this Contract. Declaratory Judgment Expense shall be deemed to have been incurred on the date of the original loss giving rise to the declaratory judgment action. B. Extra Contractual Obligations/Loss in Excess of Policy Limits 1. Extra Contractual Obligations “Extra Contractual Obligations” shall mean those liabilities not covered under any other provision of this Contract, including any punitive, exemplary, compensatory, or consequential damages, which arise from the handling of any claim on business covered hereunder; such liabilities arising because of, but not limited to, the following: failure to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement, in preparation of the defense, in the trial of any action against its insured, reinsured, its insured’s or reinsured’s assignee or a third party claimant, or in the preparation or prosecution of an appeal consequent upon such action. 2. Loss in Excess of Policy Limits “Loss in Excess of Policy Limits” shall mean amounts paid or damages payable by the Company in excess of the Policy limit as a result of alleged or actual negligence, fraud, or bad faith in failing to settle, and/or rejecting a settlement within the Policy limit, in the preparation of the defense, in the trial of any action against its insured, reinsured, its insured’s or reinsured’s assignee or a third party claimant, or in the preparation or prosecution of an appeal consequent upon such action. Loss in Excess of Policy Limits is any amount for which the Company would have been contractually liable to pay had it not been for the limits of the reinsured Policy. 3. Coverage for Extra Contractual Obligations loss and/or Loss in Excess of Policy Limits shall not apply when such loss has been incurred due to an adjudicated finding of fraud committed by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with a member of the Board of Directors or a corporate officer or a partner of any other corporation or partnership.

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 7 1-22-21 4. Any Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy. C. Loss Adjustment Expense “Loss Adjustment Expense” shall mean all costs and expenses allocable to a specific claim that are incurred by the Company in the investigation, appraisal, adjustment, settlement, litigation, defense, disposition, or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including 1) pre-judgment interest, unless included as part of the award or judgment; 2) post-judgment interest; 3) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including Declaratory Judgment Expense, except as provided in the “Ultimate Net Loss” definition; 4) a pro rata share of salaries and expenses of Company field employees, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract; and 5) subrogation, salvage and recovery expenses. Loss Adjustment Expense does not include salaries and expenses of employees, other than 4) above, and office and other overhead expenses. D. Loss Occurrence 1. "Loss Occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States and states contiguous thereto and to one another. However, the duration and extent of any one "Loss Occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event, except that the term "Loss Occurrence" shall be further defined as follows: a. As regards storm or storm systems that are not a named storm, including, by way of example and not limitation, ensuing wind, gusts, typhoon, tropical storm, hail, rain, tornados, cyclones, ensuing flood, storm surge, fire following, sprinkler leakage, riots, vandalism, collapse and water damage, all individual losses sustained by the Company occurring during any period of 144 consecutive hours arising out of, caused by, occurring during, occasioned by or resulting from the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto. b. As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 96 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 96 consecutive hours may be extended in respect of individual losses which occur beyond such 96 consecutive hours during the continued occupation of an assured's premises by strikers, provided such occupation commenced during the aforesaid period.

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 8 1-22-21 c. As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the introductory portion of this paragraph) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's Loss Occurrence. d. As regards freeze, only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting frozen pipes and tanks) may be included in the Company's Loss Occurrence. e. As regards firestorms, brush fires and any other fires or series of fires, irrespective of origin (except as provided in subparagraphs b. and c. above), all individual losses sustained by the Company which commence during any period of 168 consecutive hours within the area of one state of the United States and states contiguous thereto and to one another may be included in the Company's Loss Occurrence. 2. For all Loss Occurrences hereunder, the Company may choose the date and time when any such period of consecutive hours commences, provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident, or loss or series of disasters, accidents, or losses. Furthermore: a. For all Loss Occurrences other than those referred to in subparagraphs 1.a. and 1.b. above, only one such period of 168 consecutive hours shall apply with respect to one event. b. As regards those Loss Occurrences referred to in subparagraph 1.a. above, only one such period of consecutive hours (as set forth therein) shall apply with respect to one event, regardless of the duration of the event. c. As regards those Loss Occurrences referred to in subparagraph 1.b. above, if the disaster, accident, or loss or series of disasters, accidents, or losses occasioned by the event is of greater duration than 96 consecutive hours, then the Company may divide that disaster, accident, or loss or series of disasters, accidents, or losses into two or more Loss Occurrences, provided that no two periods overlap and no individual loss is included in more than one such period. 3. It is understood that losses arising from a combination of two or more perils as a result of the same event may be considered as having arisen from one Loss Occurrence. Notwithstanding the foregoing, the hourly limitations as stated above shall not be exceeded as respects the applicable perils, and no single Loss Occurrence shall encompass a time period greater than 168 consecutive hours, except as regards those Loss Occurrences referred to in subparagraphs 1.c. and 1.e. above. For the sake of clarity, it is noted that Named Storms (as defined below) are excluded from coverage under this Contract, as provided at subparagraph A. 12. of the EXCLUSIONS ARTICLE.

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 9 1-22-21 E. Named Storm “Named Storm” shall mean any storm or storm system that has been declared by the National Hurricane Center (“NHC”) or its successor or any other division of the National Weather Service (“NWS”) to be a named storm at any time, which may include by way of example and not limitation, hurricane, wind, gusts, typhoon, tropical storm, hail, rain, tornados, cyclones, ensuing flood, storm surge, water damage, fire following, sprinkler leakage, riots, vandalism, and collapse, and all losses and perils (including, by way of example and not limitation, those mentioned previously in this sentence) in each case arising out of , caused by, occurring during, occasioned by, or resulting from such storm or storm system, including by way of example and not limitation the merging of one or more separate storm(s) or storm system(s) into a combined storm surge event. The duration of the Named Storm consists of the time period: 1. From and after 12:00 a.m. Eastern Standard Time on the date a watch, warning, advisory, or other bulletin (whether for wind, flood, or otherwise) for such named storm is first issued by the NHC or is successor or any other division of the NWS; 2. Continuing for a time period thereafter during which such named storm continues, regardless of its category rating or lack thereof and regardless of whether the watch, warning, or advisory or other bulletin remains in effect for such named storm; 3. Ending 96 hours following the issuance of the last watch, warning, or advisory or other bulletin for such named storm or related to such named storm by the NHC or its successor or any other division of the NWS. F. Net Earned Premium “Net Earned Premium” shall mean the gross earned premium of the Company for the business reinsured hereunder, less the earned portion of premiums ceded by the Company for reinsurance which inures to the benefit of this Contract. G. Policy “Policy” shall mean the Company’s binders, policies, and contracts, whether written or oral, providing insurance or reinsurance on the business covered under this Contract. H. Ultimate Net Loss “Ultimate Net Loss” shall mean the amount of any settlement, award, or judgment paid by the Company or for which the Company has become liable to pay, including: 1. Loss Adjustment Expense, 2. Any pre-judgment interest that is included as part of an award or judgment, 3. 95% of Loss in Excess of Policy Limits, not to exceed 25% of Ultimate Net Loss, and 4. 95% of Extra Contractual Obligations, not to exceed 25% of Ultimate Net Loss,

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 10 1-22-21 after making deductions for all salvages, subrogations and recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not); provided, however, that in the event of the insolvency of the Company, payment by the Reinsurer shall be made in accordance with the provisions of the INSOLVENCY ARTICLE. In the event a verdict or judgment is reduced by an appeal or a settlement, subsequent to the entry of the judgment, however, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the loss expense incurred in securing such final reduction or reversal shall be prorated between the Reinsurers and the Company in the proportion that each benefits from such reduction or reversal. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s Ultimate Net Loss has been ascertained. ARTICLE V TERRITORY The territorial limits of this Contract shall be identical with those of the Company’s Policies. ARTICLE VI EXCLUSIONS A. This Contract does not apply to and specifically excludes the following: 1. Reinsurance assumed by the Company, except for (a) business assumed as part of an assumption agreement with the intent to write the business as a primary policy at renewal and (b) reinsurance by the Company of any direct business of subsidiary or affiliate companies that are now or may hereafter come under the ownership, management and/or control of the Company. 2. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part. 3. Financial guarantee and insolvency business. 4. Loss excluded by the attached Nuclear Incident Exclusion Clause – Physical Damage – Reinsurance - U.S.A. – NMA 1119. 5. Losses excluded by the attached Pools, Associations and Syndicates Exclusion Clause. 6. All assessments from Citizens Property Insurance Corporation and the Florida Hurricane Catastrophe Fund.

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 11 1-22-21 7. Losses in respect of overhead transmission and distribution lines and their supporting structures other than those on or within 500 feet of the insured premises; however, public utilities extension and/or suppliers extension and/or contingent business interruption coverage are not subject to this exclusion, provided that these are not part of a transmitters’ or distributors’ Policy. 8. Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard Policy with a standard War Exclusion Clause. 9. Pollution as per the Company’s original Policy. However, this exclusion shall not apply where the Company has sustained a loss as a result of its pollution exclusion being deemed invalid or inapplicable by a court of law. 10. Losses excluded by the attached Terrorism Exclusion (Property Treaty Reinsurance) N.M.A 2930C Clause. 11. Mold, as per the attached Mold Exclusion. 12. Any loss or losses, damage or damages directly or indirectly caused by, contributed by, resulting from or arising out of or in connection with any Named Storm. 13. Losses excluded by the attached Cyber Loss Limited Exclusion Clause (Property Treaty Reinsurance) No. 1 LMA5410. 14. Losses excluded by the attached Limited Communicable Disease Exclusion No. 2 (Property Treaty Reinsurance) LMA5503. B. The exclusions enumerated in paragraph A above (except for subparagraphs 3, 4, 5, 8, 10, 13, and 14) shall not apply when they are merely incidental to the main operations or exposures of the insured, provided such main operations or exposures are also covered by the Company and are not themselves excluded from the scope of this Contract. The Company shall be the sole judge of what is “incidental.” C. If the Company is inadvertently bound or is unknowingly exposed (due to error, automatic provisions of policy coverage, or as imposed by law) on a risk otherwise excluded in paragraph A above (except for subparagraphs 3, 4, 5, 8, 10, 13, and 14), such exclusion shall be waived. The duration of said waiver shall not extend beyond the time that notice of such coverage has been received by a responsible underwriting authority of the Company plus the minimum time thereafter for the Company to terminate such coverage or Policy. D. If the Company is required to accept an assigned risk, which conflicts with one or more of the exclusions set forth in paragraph A above (except for subparagraphs 3, 4, 5, 8, 10, 13, and 14), this reinsurance shall apply, but up to the limit required by the applicable statute or regulatory authority.

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 12 1-22-21 E. Should the decision of an arbitration panel convened pursuant to the provisions of a Policy or any judicial or regulatory entity having jurisdiction invalidate any exclusion in or expand coverage of the Company’s Policy that is also the subject of one or more of the exclusions set forth in paragraph A above (except for subparagraphs 3, 4, 5, 8, 10, 13, and 14), then a loss for which the Company is liable because of such invalidation or expansion of coverage shall not be excluded hereunder. ARTICLE VII SPECIAL ACCEPTANCES A. Business that is not within the scope of this Contract may be submitted to the Reinsurer for special acceptance hereunder and such business, if accepted by the Reinsurer, shall be subject to all terms, conditions, and limitations of this Contract, except as modified by the special acceptance. Should denial of a request for special acceptance not be received from the Reinsurer within three business days of the Reinsurer’s receipt of said request, the special acceptance shall be deemed automatically agreed. B. Any special acceptance business covered under the reinsurance contract being replaced by this Contract shall be automatically covered hereunder. Furthermore, should the Reinsurer become a party to this Contract subsequent to the acceptance of any business not normally covered hereunder, it shall automatically accept same as being part of this Contract. ARTICLE VIII LIMIT AND RETENTION A. No claim shall be made hereunder unless the Company’s aggregate Ultimate Net Loss exceeds $[***] as respects losses covered hereunder. The Reinsurer shall then be liable for the amount of Ultimate Net Loss in excess of the Company’s $[***] aggregate retention. However, the Reinsurer's aggregate limit of liability for the term of this Contract shall not exceed $[***] as respects all losses covered hereunder. B. In making up the aggregate amounts of Ultimate Net Loss applying to paragraph A above, the Company shall retain for its own account $[***] of Ultimate Net Loss from each Loss Occurrence subject to this Contract. Further, no more than $[***] of Ultimate Net Loss from any one Loss Occurrence shall be used in making up the aggregate Ultimate Net Loss subject to this Contract. C. No claim arising from any one Loss Occurrence shall be made under this Contract unless at least two risks insured by the Company are involved in that Loss Occurrence. The Company shall be the sole judge of what constitutes one “risk.” ARTICLE IX REINSURANCE PREMIUM A. As premium for the reinsurance provided hereunder, the Company shall pay the Reinsurer [***]% of its Net Earned Premium for the term of this Contract, subject to a minimum premium of $[***]. In the event of termination of the Reinsurer’s share pursuant to the

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 13 1-22-21 provisions of the SPECIAL TERMINATION AND OTHER REMEDIES ARTICLE, for the purposes of this paragraph, the term of this Contract shall be deemed to be the period from its effective date to the effective date of such termination. B. The Company shall pay the Reinsurer a deposit premium of $[***] in four equal installments of $[***] on January 1, 2021, April 1, 2021, July 1, 2021, and October 1, 2021. C. Within 60 days after the expiration or termination of this Contract, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder, computed in accordance with paragraph A. Any premium due the Reinsurer, less amounts previously paid as deposits or otherwise, shall accompany said report or any premium received by the Reinsurer that is in excess of the Company’s premium obligations hereunder shall be returned by the Reinsurer within 15 days of its receipt of said report. ARTICLE X OTHER REINSURANCE The Company shall be permitted to carry underlying reinsurance, recoveries under which shall insure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract. The Company shall be permitted to maintain in force other reinsurance, recoveries under which shall inure to the benefit of this Contract. The premium for any such reinsurance that inures to the benefit of this Contract shall not be included within the subject premium hereunder. ARTICLE XI NET RETAINED LINES A. This Contract applies only to that portion of any Policy that the Company retains net for its own account (prior to deduction of any underlying reinsurance) and, in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any Policy that the Company retains net for its own account shall be included. B. The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts that may have become due from such reinsurers, whether such inability arises from the insolvency of such other reinsurers or otherwise. ARTICLE XII NOTICE OF LOSS AND LOSS SETTLEMENTS A. The Company shall advise the Reinsurer of all claims or losses that, in the opinion of the Company, may result in a claim hereunder. Furthermore, the Company shall notify the Reinsurer of all subsequent developments to any claims and losses that, in the opinion of the Company, may materially affect the position of the Reinsurer. Inadvertent omission in dispatching any notices shall in no way affect the obligations of the Reinsurer under

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 14 1-22-21 this Contract, provided the Company informs the Reinsurer of such omission promptly upon discovery. B. All loss settlements made by the Company that are within the terms and conditions of this Contract shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement immediately upon receipt of proof of loss. ARTICLE XIII LATE PAYMENTS (The provisions of this Article shall not be implemented unless specifically invoked in writing, by one of the parties to this Contract.) A. In the event that any amount due either party is not received by the intermediary named in the INTERMEDIARY ARTICLE (hereinafter referred to as the “Intermediary”) by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows: 1. The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times 2. 1/365ths of a rate equal to the U.S. Prime Rate as published in The Wall Street Journal on the first business day following the date a remittance becomes due plus 300 basis points; times 3. The amount past due, including accrued interest. It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties has been received by the Intermediary. B. The establishment of the payment due date shall, for purposes of this Article, be as follows: 1. Payments from the Reinsurer to the Company shall be due on the date on which the demand for payment (including delivery of bordereaux or quarterly or monthly reports) is received by the Reinsurer, and shall be overdue 30 days thereafter. 2. Payments from the Company to the Reinsurer shall be due on the dates specified within this Contract. Payments shall be overdue 30 days thereafter except for the first installment of premium, if applicable, which shall be overdue 60 days from inception or 30 days from final line-signing, whichever the later. Reinstatement premium, if applicable, shall have as a due date the date when the Company receives payment for the claim giving rise to such reinstatement premium, and payment shall be overdue 30 days thereafter. In the event a due date is not specifically stated for a given payment, the overdue date shall be 30 days following the date of billing.

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 15 1-22-21 For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary. C. The validity of any claim or payment may be contested under the provisions of this Contract. If the debtor party prevails in an arbitration, or any other proceeding, there shall be no interest penalty due. Otherwise, any interest shall be calculated and due as outlined above. Furthermore, if a debtor party advances payment of any amount hereunder that it is contesting and prevails in such action, the other party shall reimburse the debtor party for any such payment plus pay interest on same, at a rate calculated as per the provisions of paragraph A, above; however, such calculation is to begin from the actual date of remittance of funds from the debtor party through the date the funds are returned. D. If the interest rate provided under this Article exceeds the maximum interest rate allowed by applicable law, such interest rate shall be modified to the highest rate permitted by the applicable law. E. In the event arbitration is necessary to settle a dispute, the panel shall have the authority to make a determination awarding interest to the prevailing party. Interest, if any, awarded by the panel shall supersede the interest amounts outlined herein. F. Any interest owed pursuant to this Article may be waived by the party to which it is owed. Waiver of such interest, however, shall not affect the waiving party’s rights to other interest amounts due as a result of this Article. ARTICLE XIV SALVAGE AND SUBROGATION A. The Company, at its sole discretion, may enforce its right to salvage and/or subrogation and may prosecute all claims arising out of such right. B. Any salvage, subrogation and/or other amounts recovered shall be used to reimburse the Company’s excess reinsurers, including the Reinsurer hereon (and the Company, should it carry a portion of excess coverage net) in the reverse order of their participation in the loss before being used in any way to reimburse the Company for its primary loss. C. All salvage, subrogation and/or other amounts recovered, after deduction of expense applicable thereto, which are recovered or received subsequent to a loss settlement under this Contract shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto. ARTICLE XV INDEMNIFICATION AND ERRORS AND OMISSIONS A. The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under any Policy. The Company shall be the sole judge as to: 1. what shall constitute a claim or loss covered under any Policy;

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 16 1-22-21 2. the Company’s liability thereunder; 3. the amount or amounts that it shall be proper for the Company to pay thereunder. B. The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any Policy. C. Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery. ARTICLE XVI LIABILITY OF THE REINSURER All reinsurances for which the Reinsurer shall be liable by virtue of this Contract shall be subject in all respects to the same terms, conditions, interpretations, and waivers and to the same modifications, alterations, and cancellations, as the respective Policies to which such reinsurances relate, the true intent of the parties to this Contract being that the Reinsurer shall follow the fortunes of the Company. ARTICLE XVII ENTIRE AGREEMENT This Contract shall constitute the entire agreement between the parties with respect to the business being reinsured hereunder and no understandings exist between the parties other than those expressed in this Contract. Any change or modification to this Contract shall be null and void unless made by amendment to this Contract and signed by both parties. This Article shall not be construed as limiting in any way the admissibility, in the context of an arbitration or any other legal proceeding, of evidence regarding the formation, interpretation, purpose, or intent of this Contract. ARTICLE XVIII OFFSET A. The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise; however, in the event of the insolvency of any party hereto, offset shall be in accordance with applicable law. B. Notwithstanding the provisions of paragraph A above, a Reinsurer who experiences any of the events described in paragraph A of the SPECIAL TERMINATION AND OTHER REMEDIES ARTICLE shall not offset balances as outlined above without the prior consent of the Company.

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 17 1-22-21 ARTICLE XIX CURRENCY A. Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars. B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company. ARTICLE XX TAXES The Company shall pay applicable taxes (except Federal Excise Tax, if any) on premiums reported to the Reinsurer under this Contract. ARTICLE XXI FEDERAL EXCISE TAX A. The Reinsurer has agreed to allow the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) for the purpose of paying Federal Excise Tax to the extent such premium is subject to such tax. Should the Reinsurer claim exempt status from Federal Excise Tax, it shall provide to the Company, upon its request, proof that the exempt status adequately satisfies the rules as imposed under the Internal Revenue Code and any other applicable U.S. government authority. B. In the event of any return premium becoming due hereunder, the Reinsurer shall deduct the applicable percentage from the return premium payable hereon and the Company or its agent shall recover such tax from the United States Government. C. As respects premiums ceded to the Reinsurer under this Contract, the Reinsurer agrees to indemnify the Company for any liability, expense, interest, or penalty it may incur by reason of the Reinsurer’s breach of this Article. ARTICLE XXII RESERVES AND FUNDING A. The Reinsurer shall provide funding under the terms of this Article only if the Company will be denied statutory credit for reinsurance ceded to that Reinsurer pursuant to the credit for reinsurance law or regulations of the regulatory authority having jurisdiction over the Company’s reserves. B. As regards Policies issued by the Company coming within the scope of this Contract, the Company agrees that, when it files with the insurance regulatory authority or sets up on its books reserves for liabilities which it is required by law to set up, it shall forward to the

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 18 1-22-21 Reinsurer a report showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer shall fund 100% of its portion of such reserves in respect of: 1. Loss and loss expense paid by the Company but not recovered from the Reinsurer; 2. Known outstanding losses that have been reported to the Reinsurer and loss expense relating thereto; 3. Reserves for loss and loss expense incurred but not reported; 4. Unearned premium (if applicable); 5. Other amounts recoverable reported in Schedule F of the Company’s NAIC Statement; as shown in the report prepared by the Company (hereinafter referred to as “Reinsurer’s Obligations”). The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, escrow accounts for the benefit of the Company, Letters of Credit (“LOC”), Trust Account, or a combination thereof. The Reinsurer shall have the option of determining the method of funding, subject always to the provision that (a) the method of funding and (b) the terms and provisions of any such LOC or Trust Account and (c) the quality of assets in any Trust Account are all acceptable to the Company and also meet the requirements of each applicable insurance regulatory authority having jurisdiction over the Company’s reserves. In the event a provision of any such funding instrument jeopardizes the Company’s ability to obtain full credit for reinsurance, such provision shall be void and shall be amended to comply with applicable credit for reinsurance requirements. The Reinsurer shall provide funding and/or any adjustments thereto in time for the Company to meet the requirements of each applicable insurance regulatory authority having jurisdiction over the Company’s reserves, provided that the Company sends the report of Reinsurer’s Obligations at least 15 days prior to the date such funding is required. C. When funding in whole or in part by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC dated on or before December 31 of the year in which the request is made (on or before the last day of the calendar quarter for any quarterly adjustment), issued by a member of the Federal Reserve System or any bank approved for use by the NAIC Securities Valuation Office, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves. Such LOC shall be issued for a period of not less than one year and shall include an “evergreen clause,” which automatically extends the term for at least one additional year at each expiration date unless 60 days (or such other time period as may be required by the applicable insurance regulatory authorities) prior to any expiration date the issuing bank notifies the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period. If the issuing bank of the LOC is put under negative credit watch by a major rating agency or is removed from the list of banks approved by the NAIC Securities Valuation Office, the Company may require that a replacement LOC be issued by a bank acceptable to the Company, by providing the Reinsurer with written notice requesting such replacement LOC. If the Reinsurer fails to provide acceptable replacement security within 10 business

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 19 1-22-21 days following receipt of the Company’s notice, the Company may draw upon the existing LOC in amounts equal to the Reinsurer’s Obligations. D. The Reinsurer and Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver, or conservator of the Company for the following purposes: 1. To reimburse the Company for the Reinsurer’s share of unearned premium on Policies reinsured hereunder on account of cancellations of such Policies; 2. To reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and which has not been otherwise paid; 3. To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract (or in excess of 102% of Reinsurer’s Obligations, if funding is provided by a Trust Account); 4. To fund an account with the Company for the Reinsurer’s Obligations if such LOC is under notice of non-renewal or not replaced by the Reinsurer within 10 days prior to its expiration. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer; 5. To pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract. In the event the amount drawn by the Company on any funding provided by the Reinsurer is in excess of the actual amount required for subparagraph 1, 2, or 4 or, in the case of subparagraph 5, the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer. E. Deferral of funding that may be permitted for a certified reinsurer in the event of a catastrophe shall not apply to any Reinsurer under this Contract. F. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company. G. At annual intervals, or more frequently but never more frequently than quarterly, the Company shall prepare a specific report of the Reinsurer’s Obligations, for the sole purpose of amending the LOC or other method of funding, in the following manner: 1. If the report shows that the Reinsurer’s Obligations exceed the available balance of the funds withheld and/or cash advances and/or escrow accounts and/or LOC and/or Trust Account as of the report date, the Reinsurer shall, within 30 days after receipt of

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 20 1-22-21 notice of such excess, make an adjustment to increase the available balance of funds withheld and/or cash advances and/or escrow accounts and/or LOC and/or Trust Account by the amount of such excess. 2. If, however, the report shows that the Reinsurer’s Obligations are less than the available balance of the funds withheld and/or cash advances and/or escrow accounts and/or LOC and/or Trust Account, as of the report date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess funding by making or allowing an adjustment to the funds withheld and/or cash advances and/or escrow accounts and/or LOC and/or Trust Account. Where the Reinsurer is funding via a Trust Account, only amounts in excess of 102% of Reinsurer’s Obligations shall be subject to release under this paragraph. H. Should the Reinsurer be in breach of its obligations under this Article, notwithstanding anything to the contrary elsewhere in this Contract, the Company may seek relief in respect of said breach from any court having competent jurisdiction over the parties hereto. ARTICLE XXIII THIRD PARTY RIGHTS This Contract is solely between the Company and the Reinsurer, and in no instance shall any other party have any rights under this Contract except as expressly provided otherwise in the INSOLVENCY ARTICLE. ARTICLE XXIV SEVERABILITY If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations, or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction. ARTICLE XXV GOVERNING LAW This Contract shall be governed as to performance, administration, and interpretation by the laws of the State of Louisiana, exclusive of that state’s rules with respect to conflicts of law. However, with respect to credit for reinsurance, the rules of all applicable states shall apply. ARTICLE XVI ACCESS TO RECORDS A. The Reinsurer or its designated representative(s) approved by the Company, upon providing reasonable advance notice to the Company, shall have access at the offices of the Company or at a location to be mutually agreed, at a time to be mutually agreed, to inspect the Company’s underwriting, accounting, or claim files pertaining to the subject matter of

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 21 1-22-21 this Contract. The Company shall determine the manner in which files shall be accessed by the Reinsurer. The Reinsurer may, at its own expense, reasonably request copies of such files and agrees to pay the Company’s reasonable costs (including staff expense and other overhead costs) incurred in procuring such copies. B. The Reinsurer or its designated representative(s) shall not have access to Protected Records related to a claim ceded to this Contract; however, the Reinsurer shall be permitted to have access to those Protected Records described in subparagraph F.2 of this Article after the Company’s final settlement or final adjudication of such underlying claim. If Protected Records are withheld, the Company shall advise the Reinsurer accordingly and the Company shall take reasonable steps to provide the Reinsurer with sufficient information to determine its liability hereunder. Further, the Reinsurer or its designated representative(s) shall not have access to any communications with any other reinsurer supporting the Company in respect of business subject to this Contract and shall not have access to Protected Records relating to any dispute between the Company and the Reinsurer. C. If any undisputed amounts are overdue from the Reinsurer to the Company, the Reinsurer shall have access to such records only upon payment of all such overdue amounts. D. Upon completion of the audit, the Reinsurer and its representative(s) shall consult with the Company promptly and in good faith, no later than 30 days after the completion of the audit unless otherwise agreed, with respect to any and all questions or issues raised by the audit. If, as a result of the Reinsurer’s inspection of the Company’s files, any claim is denied, contested, or disputed, the Reinsurer shall promptly provide the Company with a summary of any reports or analysis completed by the Reinsurer’s personnel or by any third party on behalf of the Reinsurer outlining the findings of the inspection and identifying the reasons for contesting or disputing the subject claim. E. Nothing in this Article requires the Company to maintain or to make available any document for longer than the period required by the Company’s document retention policies and procedures or the period required by applicable statute or regulation, whichever is greater. F. “Protected Records” are defined as communications, files, records, documents, or books: 1. Deemed by the Company to concern Trade Secrets of the Company (Trade Secrets shall have the meaning provided in Section 1839 of the United States Economic Espionage Act of 1996); or 2. Deemed by the Company to be subject to attorney-client privilege or work product rule protection; or 3. Concerning individual private information that as a matter of law cannot be disclosed by the Company.

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 22 1-22-21 ARTICLE XXVII CONFIDENTIALITY A. The Reinsurer hereby acknowledges that the documents, information, and data provided to the Reinsurer by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract, inspection pursuant to the ACCESS TO RECORDS ARTICLE, or any other information relating to this Contract, (“Confidential Information”) are proprietary and confidential to the Company. B. Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except when: 1. The Confidential Information is publicly known or has become publicly known through no unauthorized act of the Reinsurer; or 2. Required by retrocessionaires subject to the business ceded to this Contract; or 3. Required by state regulators performing an audit of the Reinsurer’s records and/or financial condition; or 4. Required by external auditors performing an audit of the Reinsurer’s records in the normal course of business. C. Further, the Reinsurer agrees not to use any Confidential Information for any purpose not permitted by this Contract or not related to the performance of their obligations or enforcement of their rights under this Contract. D. Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process, or any regulatory authority to release or disclose any Confidential Information, the Reinsurer agrees to provide the Company written notice of same prior to such release or disclosure and to use its reasonable best efforts to assist the Company in maintaining the confidentiality provided for in this Article. E. The provisions of this Article shall extend to the officers, directors, and employees of the Reinsurer and its affiliates, who have received Confidential Information in accordance with this Contract, and shall be binding upon their successors and assigns. F. The Reinsurer acknowledges that any unauthorized disclosure of Confidential Information may cause irreparable harm to the Company. If Confidential Information is acquired by or made available to an unauthorized third party due to the Reinsurer’s breach of this Article, the Reinsurer shall notify the Company immediately and the Company shall be entitled to seek specific performance, including immediate issuance of a temporary restraining order or preliminary injunction. The Company shall be entitled to seek damages, attorney’s fees and costs, and any other remedies available under the law due to the Reinsurer’s breach of this Article. The Company may concurrently or alternatively seek legal relief by way of arbitration as provided for in this Contract.

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 23 1-22-21 ARTICLE XXVIII INSOLVENCY A. In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator, or statutory successor, with reasonable provision for verification, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator, or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator, or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company, indicating the Policy reinsured which claim would involve a possible liability on the part of the Reinsurer, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. B. Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company. C. It is further agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or its liquidator, receiver, conservator, or statutory successor, except 1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or 2) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payee under such Policies and in substitution for the obligations of the Company to such payees. D. In the event of the insolvency of any company or companies listed in the designation of “Company” under this Contract, this Article shall apply only to the insolvent company or companies. E. In the event of the insolvency of any company or companies covered hereunder, the laws of the applicable domiciliary state(s) shall apply. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company or companies covered hereunder, that domiciliary state’s laws shall prevail.

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 24 1-22-21 ARTICLE XXIX ARBITRATION A. As a condition precedent to any right of action hereunder, any irreconcilable dispute arising out of the interpretation, performance, or breach of this Contract, including the formation or validity thereof, whether arising before or after the expiry or termination of the Contract, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent by certified mail, return receipt requested, or such reputable courier service as is capable of returning proof of receipt of such notice by the recipient to the party demanding arbitration. B. Notwithstanding the provisions of the foregoing paragraph, the Company shall have the option to either litigate or arbitrate any dispute in which the Reinsurer makes any allegation of misrepresentation, non-disclosure, concealment, fraud, or bad faith and/or where the Reinsurer has experienced a Special Termination Event, as defined in the SPECIAL TERMINATION AND OTHER REMEDIES ARTICLE. C. One arbitrator shall be appointed by each party. If the responding party fails to appoint its arbitrator within 30 days after its receipt of the claimant party’s notice requesting arbitration, the claimant party, after 10 days’ notice by certified mail or reputable courier as provided above of its intention to do so, may appoint the second arbitrator. D. The two arbitrators shall, before instituting the hearing, appoint an impartial third arbitrator who shall preside at the hearing. Should the two arbitrators fail to choose the third arbitrator within 30 days of the appointment of the second arbitrator, the parties shall appoint the third arbitrator pursuant to the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) Umpire Selection Procedure. All arbitrators shall be disinterested active or former senior executives of insurance or reinsurance companies or Underwriters at Lloyd’s, London. In the event of the resignation or death of any arbitrator, a replacement shall be appointed in the same manner as the resigning or deceased arbitrator was appointed and the newly constituted panel shall take all necessary and/or reasonable measures to continue the arbitration proceedings without additional delay. E. Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract. The arbitration shall take place in Baton Rouge, Louisiana, or at such other place as the parties shall agree. The decision of any two arbitrators shall be in writing and shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate. F. This Contract shall be interpreted as an honorable engagement rather than as merely a legal obligation. The panel shall make its decision as promptly as possible following the termination of the hearings, considering the terms and conditions expressed in this Contract

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 25 1-22-21 and the custom and practice of the applicable insurance and reinsurance business. Judgment upon the award may be entered in any court having jurisdiction thereof. G. Arbitration proceedings are subject to consolidation as follows: 1. Single contract, multiple reinsurers, common issue: If more than one Reinsurer is involved in arbitration where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such Reinsurers, at the Company’s request, shall be joined in a single arbitration proceeding and shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the Reinsurers constituting the one party; provided, however, that nothing therein shall impair the rights of such Reinsurers to assert several, rather than joint defenses or claims, nor be construed as changing the liability of the Reinsurers under the terms of this Contract from several to joint. 2. Single reinsurer, multiple contracts, common issue: If any Reinsurer to this Contract has subscribed to other reinsurance contracts with the Company, under which a dispute has arisen where there are common questions of law or fact with the dispute being arbitrated under this Contract and a possibility of conflicting awards or inconsistent results, the Reinsurer, at the Company’s request, shall arbitrate all such reinsurance disputes involving the same loss or common questions of law or fact in one consolidated proceeding, subject to the provisions of this Article. 3. Single reinsurer, multiple contracts: If any Reinsurer to this Contract has subscribed to other reinsurance contracts with the Company and various disputes have arisen under such contracts, regardless of whether or not there are common questions of law or fact, if mutually agreed to by the parties hereto, the parties shall arbitrate all reinsurance disputes in one consolidated proceeding, subject to the provisions of this Article. The agreement to consolidate disputes under this Contract and one or more other reinsurance contracts will supersede all other reinsurance contracts entered into between the Company and the Reinsurer, regardless of whether any other reinsurance contract may require or address consolidation. H. Each party shall bear the expense of the arbitrator selected by or for it and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law. ARTICLE XXX SERVICE OF SUIT (This Article is applicable if the Reinsurer is not domiciled in the United States of America and/or is not authorized in any State, Territory, or District of the United States where authorization is required by insurance regulatory authorities. This Article is not intended to

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 26 1-22-21 conflict with or override the obligation of the parties to arbitrate their disputes in accordance with the ARBITRATION ARTICLE.) A. In the event of the failure of the Reinsurer to perform its obligations under this Contract, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against it upon this Contract, and shall abide by the final decision of such court or of any appellate court in the event of an appeal. The validity and/or enforceability of any arbitration award or judgment obtained in the United States shall not be contested by the Reinsurer in any jurisdiction outside of the United States. B. Service of process in such suit may be made upon the law firm of Mendes and Mount, 750 Seventh Avenue, New York, NY 10019, or another party specifically designated by the Reinsurer in its Interests and Liabilities Agreement attached hereto. As respects Lloyd’s underwriters, service of process shall be made upon Lloyd’s America, Attention: Legal Department, 280 Park Avenue, East Tower, 25th Floor, New York, NY 10017. C. Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his/her successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceedings instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof. D. The individual named in Paragraph C shall be deemed the Reinsurer’s agent for the service of process: 1. where the address designated in, or pursuant to paragraph B is invalid; or 2. to the extent necessary to bring this Contract into conformity with the applicable law of a state with jurisdiction over the Company. ARTICLE XXXI MODE OF EXECUTION This Contract may be executed either by an original written ink signature of paper documents, by an exchange of facsimile copies showing the original written ink signature of paper documents, or by electronic signature by either party employing appropriate software technology as to satisfy

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 27 1-22-21 the parties at the time of execution that the version of the document agreed to by each party shall always be capable of authentication and satisfy the same rules of evidence as written signatures. The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original. ARTICLE XXXII SANCTIONS Wherever potential coverage provided by this Contract would be in violation of any applicable economic or trade sanctions, any such coverage will conform to applicable law. ARTICLE XXXIII NON-WAIVER The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future. ARTICLE XXXIV INTERMEDIARY Willis Re Inc. is hereby recognized as the intermediary negotiating this Contract and through whom all communications relating thereto shall be transmitted to the Company or the Reinsurer. Payments by the Company to Willis Re Inc. shall be deemed to constitute payment to the Reinsurer and payments by the Reinsurer to Willis Re Inc. shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 28 1-22-21 IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date specified below: Signed this 2nd day of February , 2021. MAISON INSURANCE COMPANY /s/ Douglas Raucy Signature Douglas Raucy Printed Name President Title

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL 1-22-21 NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE- REINSURANCE - U.S.A. 1. This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks. 2. Without in any way restricting the operation of paragraph (1) of this clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to: I. Nuclear reactor power plants including all auxiliary property on the site, or II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or III. Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission. 3. Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate (a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof. 4. Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against. 5. It is understood and agreed that this clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard. 6. The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof. 7. Reassured to be sole judge of what constitutes: (a) substantial quantities, and (b) the extent of installation, plant or site. Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply. (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply. 12/12/57 NMA 1119

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 1 1-22-21 POOLS, ASSOCIATIONS & SYNDICATES EXCLUSION CLAUSE SECTION A: EXCLUDING: (a) All Business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities. (b) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring Property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage. SECTION B: 1. Excluding business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in any Pool, Association, or Syndicate, whether by way of insurance or reinsurance, formed for the purpose of writing any of the following: Oil, Gas or Petro-Chemical Plants Oil or Gas Drilling Rigs Aviation Risks 2. The exclusion under paragraph 1 of this Section B does not apply: (a) Where the Total Insured Value over all interests of the risk in question is less than $250,000,000. (b) To interests traditionally underwritten as Inland Marine or Stock and/or Contents written on a Blanket basis. (c) To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B (a). SECTION C: 1. Nevertheless the Reinsurer specifically agrees that liability accruing to the Company from its participation in Residual Market Mechanisms, including but not limited to the following, for all perils otherwise protected hereunder shall not be excluded herefrom: a. So-called “Beach and Windstorm Plans” and so-called “Coastal Pools”; b. All “FAIR Plan” and “Rural Risk Plan” business; c. California Earthquake Authority (“CEA”) or any similar entity. 2. However, this reinsurance does not include any increase in such liability resulting from: a. The inability of any other participant in such Residual Market Mechanisms to meet its liability;

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL Page 2 1-22-21 b. Any claim against a Residual Market Mechanism or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Exclusions Article); c. Any assessment or surcharge levied on the policyholder and therefore not a liability of the Company; d. The Company’s initial capital contribution to the CEA; e. Any assessments, other than interim and regular assessments, from a Residual Market Mechanism included in subparagraph 1(c) above. 3. The Company may include in Ultimate Net Loss for any Loss Occurrence covered hereunder only the liability attributable to that Loss Occurrence. If the relevant entity does not specify what portion of an assessment is attributable to each Loss Occurrence, the Company may include in Ultimate Net Loss in respect of each Loss Occurrence a percentage of the Company’s assessments from the relevant entity related to the calendar year in which the Loss Occurrence commenced, regardless of when assessed, such percentage to be determined by dividing the relevant entity’s losses arising from the Loss Occurrence by its total losses for the calendar year. 4. The Company will deduct from Ultimate Net Loss amounts received as recoupment of any assessment that has been included in the Ultimate Net Loss, provided the recoupment is directly allocable to the assessment (“itemized recoupment”). The Company shall use commercially reasonable efforts to recoup such assessment. Any amount received as an itemized recoupment of any assessment (whether under this Contract or any predecessor contract), and therefore deductible from Ultimate Net Loss, shall not be included in the subject premium of this Contract. However, if a state levies assessments but does not allow itemized recoupment from policyholders, instead allowing the Company to file an overall increased rate, any such premium increased thereby shall not be deemed to be a recoupment that is deductible from Ultimate Net Loss. Any recoupment received as part of a general premium rate increase, not specifically itemized, shall be included as part of the subject premium of this Contract or a successor contract, as applicable. NOTES: Wherever used herein the terms: “Company” shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies. “Agreement” shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document. “Reinsurers” shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL 1-22-21 TERRORISM EXCLUSION (PROPERTY TREATY REINSURANCE) N.M.A. 2930C Notwithstanding any provision to the contrary within this reinsurance agreement or any endorsement thereto, it is agreed that this reinsurance agreement excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss. An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or political division thereof, or in pursuit of political, religious, ideological, or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which: (i) involves violence against one or more persons; or (ii) involves damage to property; or (iii) endangers life other than that of the person committing the action; or (iv) creates a risk to health or safety of the public or a section of the public; or (v) is designed to interfere with or to disrupt an electronic system. This reinsurance agreement also excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against, or responding to any act of terrorism. Notwithstanding the above and subject otherwise to the terms, conditions, and limitations of this reinsurance agreement, in respect only of personal lines this reinsurance agreement will pay actual loss or damage (but not related cost or expense) caused by any act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive, or nuclear pollution or contamination or explosion. NMA2930c 22/11/02

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL 1-22-21 MOLD EXCLUSION This Contract excludes loss or liability in any way or to any extent arising out of the actual or alleged presence or actual, alleged or threatened presence of fungi including, but not limited to, mold, mildew, mycotoxins, microbial volatile organic compounds or other “Microbial Contaminations”. This includes: a. any supervision, instruction, recommendations, warnings, or advice given or which should have been given in connection with the above; and b. any obligation to share damages with or repay someone else who must pay damages because of such injury or damage. For purposes of this exclusion, “Microbial Contamination” means any contamination, either airborne or surface, which arises out of or is related to the presence of fungi, mold, mildew, mycotoxins, microbial volatile organic compounds or spores, including, without limitation, Penicillium, Aspergillus, Fusarium, Aspergillus Flavus and Stachybotrys Chartarum. Losses resulting from the above causes do not in and of themselves constitute an event. However, this exclusion shall not apply if the above causes of loss arise out of one or more of the perils otherwise covered under this Contract.

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL 1-22-21 CYBER LOSS LIMITED EXCLUSION CLAUSE (PROPERTY TREATY REINSURANCE) NO. 1 1. Notwithstanding any provision to the contrary within this reinsurance agreement or any endorsement thereto, this reinsurance agreement excludes all loss, damage, liability, cost or expense of whatsoever nature directly or indirectly caused by, contributed to by, resulting from, arising out of or in connection with: 1.1 any loss of, alteration of, or damage to or a reduction in the functionality, availability or operation of a Computer System, unless subject to the provisions of paragraph 2; 1.2 any loss of use, reduction in functionality, repair, replacement, restoration or reproduction of any Data, including any amount pertaining to the value of such Data. 2. Subject to the other terms, conditions and exclusions contained in this reinsurance agreement, this reinsurance agreement will cover physical damage to property insured under the original policies and any Time Element Loss directly resulting therefrom where such physical damage is directly occasioned by any of the following perils: fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow Definitions 3. Computer System means any computer, hardware, software, communications system, electronic device (including, but not limited to, smart phone, laptop, tablet, wearable device), server, cloud or microcontroller including any similar system or any configuration of the aforementioned and including any associated input, output, data storage device, networking equipment or back up facility. 4. Data means information, facts, concepts, code or any other information of any kind that is recorded or transmitted in a form to be used, accessed, processed, transmitted or stored by a Computer System. 5. Time Element Loss means business interruption, contingent business interruption or any other consequential losses. LMA5410 06 March 2020

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL 1-22-21 LIMITED COMMUNICABLE DISEASE EXCLUSION NO. 2 (PROPERTY TREATY REINSURANCE) 1. Notwithstanding any provision to the contrary within this reinsurance agreement, this reinsurance agreement excludes any loss, damage, liability, claim, cost or expense of whatsoever nature, directly or indirectly caused by, contributed to by, resulting from, arising out of, or in connection with a Communicable Disease or the fear or threat (whether actual or perceived) of a Communicable Disease regardless of any other cause or event contributing concurrently or in any other sequence thereto. 2. Subject to the other terms, conditions and exclusions contained in this reinsurance agreement, this reinsurance agreement will cover physical damage to property insured under the original policies and any Time Element Loss directly resulting therefrom where such physical damage is directly caused by or arising from any of the following perils: fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, rainstorm, hail, tornado, cyclone, typhoon, hurricane, earthquake, seaquake, seismic and/or volcanic disturbance/eruption, tsunami, flood, freeze, ice storm, weight of snow or ice, avalanche, meteor/asteroid impact, landslip, landslide, mudslide, bush fire, forest fire, riot, riot attending a strike, civil commotion, vandalism and malicious mischief. Definitions 3. Communicable Disease means any disease which can be transmitted by means of any substance or agent from any organism to another organism where: 3.1 the substance or agent includes, but is not limited to, a virus, bacterium, parasite or other organism or any variation thereof, whether deemed living or not, and 3.2 the method of transmission, whether direct or indirect, includes but is not limited to, airborne transmission, bodily fluid transmission, transmission from or to any surface or object, solid, liquid or gas or between organisms, and 3.3 the disease, substance or agent can cause or threaten damage to human health or human welfare or can cause or threaten damage to, deterioration of, loss of value of, marketability of or loss of use of property. 4. Time Element Loss means business interruption, contingent business interruption or any other consequential losses. LMA5503 15 May 2020

Maison Ins Co 17330N21 (Eff: 1-1-21) Property Aggregate XOL 1-22-21 The Interests and Liabilities Agreement, constituting 1 page in total, has been omitted from this exhibit because such agreement is not material and would be competitively harmful if publicly disclosed.